REVOLVING LINE OF CREDIT
                                 LOAN AGREEMENT

      This agreement ("Agreement") is made and entered into effective as of the 14th day of April, 2004 (the "Effective Date") by and among United Capital Mortgage Corporation, an Arkansas corporation ("Borrower") and Absolute Return Europe Fund, Ltd. ("ARE") and Florian Homm ("Homm") (ARE and Homm, collectively, the "Lender").

                                    RECITALS:

      Borrower desires to obtain from Lender a revolving line of credit (the "Loan") and Lender is willing to make the Loan, but only on the terms and conditions hereinafter set forth.

      NOW, THEREFORE in consideration of the premises and the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1.    LOAN.

            1.1 REVOLVING LINE OF CREDIT. Subject to the terms and conditions contained herein and in the other documents, instruments and agreements executed in connection with the Loan (the "Loan Documents"), Lender agrees to lend to Borrower the Loan as a revolving line of credit against which Lender will make advances (the "Advances") from time to time for the purpose of providing working capital to Borrower. Subject to the terms hereof, Borrower shall have the right to obtain Advances, repay Advances and obtain additional Advances; however, all of the Advances hereunder shall be viewed as a single loan. At no time shall the unpaid principal balance of the Loan exceed Two Million Dollars ($2,000,000.00) (the "Maximum Amount") and all Advances of the Loan shall be made on or before December 31, 2004 (the "Maturity Date"), unless otherwise extended at the option of Borrower pursuant to Section 1.2 hereof. Lender's obligation to make Loans to Borrower under this Agreement is hereinafter referred to as the "Commitment".

            1.2 OPTION TO EXTEND. Borrower shall have the option to extend the Maturity Date without penalty or interest for a period of 8.5 months ending on August 15, 2005 by (a) providing Lender written notice of its intention to extend the Maturity Date at any time prior to December 31, 2004; rovided, however, that there has been no Event of Default, which has not been cured or waived by Lender.

            1.3 NOTE. The Loan shall be evidenced by a promissory note (the "Note") of even date herewith in a form approved by Lender in the Maximum Amount, payable in accordance with the terms thereof. Interest on the principal amount outstanding from time to time shall be charged as provided in the Note and should such rate of interest as calculated thereunder exceed that allowed by law, the applicable rate of interest will be the maximum rate of interest allowed by applicable law.

            1.4 PREPAYMENTS. Borrower may from time to time, prepay all or part of the outstanding principal balance of the Loan.

      2.    ADVANCES.

            2.1 CONDITIONS PRECEDENT TO ADVANCES. Lender shall have complete discretion as to whether to make any and all Advances hereunder.

            2.2 REQUEST FOR ADVANCES. Advances may be made by Lender at the oral or written request of the persons named in Section 12.2 hereof, any one acting alone, who are authorized to request Advances and direct disposition of any such Advances until written notice of the revocation of such authority is received from Borrower by Lender.

            2.3 Subject to this Section 2, the Borrower shall be entitled to borrow, repay and reborrow the principal amount of this Loan at any time during the term of this Loan.

            2.4 The parties acknowledge that the advance previously made by Lender to UCAP in the amount of $1,000,000 on March 31, 2004 shall be considered an Advance under this Agreement.

      3.    COLLATERAL AND GUARANTY

            3.1 The repayment by Borrower of its indebtedness under the Loan and the Note, and the performance by Borrower of all obligations under this Agreement shall be secured by a security interest in all of the Collateral of UCMC as such term is defined in and pursuant to a Security Agreement of even date herewith in a form approved by Lender (the "UCMC Security Agreement").

            3.2 The repayment by Borrower of its indebtedness under the Loan and the Note, and the performance by Borrower of all obligations under this Agreement shall be further secured by a security interest in all of the Collateral of UCAP Incorporated, a Colorado corporation and parent corporation of borrower ("UCAP") as such term is defined in and pursuant to a Security Agreement of even date herewith in a form approved by Lender (the "UCAP Security Agreement").

            3.3 Borrower and UCAP shall execute and deliver, or shall cause to be executed and delivered, UCC financing statements and such other documents relating to and perfecting Lender's security interest in the Collateral as Lender may from time to time request.

            3.4 The repayment by Borrower of its indebtedness under the Loan and the Note, and the performance by Borrower of all obligations under this Agreement shall be further secured by a pledge of all of the issued and outstanding stock of Borrower by UCAP pursuant to a Pledge Agreement of even date herewith in a form approved by Lender (the "Pledge Agreement").

      4. GUARANTY. As additional consideration for Lender's commitment to make the Loan, UCAP shall guaranty the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on the Note pursuant to a Guaranty Agreement of even date herewith in a form approved by Lender (the "Guaranty Agreement").

      5.    REPRESENTATIONS AND WARRANTIES; CONDITIONS PRECEDENT.

            Borrower represents and warrants to Lender as follows:

            5.1 Borrower is a corporation duly organized, validly existing and in good standing under the laws of Arkansas, and is qualified to do business in all jurisdictions in which it is required to be qualified.

            5.2 The execution and delivery by Borrower of, and the performance by Borrower of its obligations under, this Agreement and the Note have been duly authorized by all requisite action on the part of Borrower and do not and will not (i) violate any provision of Borrower's organizational documents, (ii) any law or any judgment, order or ruling of any court or governmental agency, or
(iii) be in conflict with, result in a breach of, or constitute, following notice or lapse of time or both, a default under any material indenture, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound.

            5.3 This Agreement and the Note constitute the legal, valid and binding agreements of Borrower enforceable in accordance with their terms.

            5.4 Except as reported in the reports filed by UCAP with the Securities and Exchange Commission or as otherwise provided to Lender in writing, there are no pending or threatened actions or proceedings before any court or administrative or governmental agency that may, individually or collectively, adversely affect the financial condition or business operations of Borrower.

            5.5 The financial statements previously delivered by Borrower to Lender, fairly and accurately present the financial condition of Borrower as of such date and have been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statements, there has been no material adverse change in the financial condition of Borrower, and, after reasonable inquiry, there exists no material contingent liability or obligation assertable against Borrower, except as disclosed in such financial statements.

            5.6 All federal, state and other tax returns of Borrower required by law to be filed have been completed in full and have been duly filed, and all taxes, assessments and withholdings shown on such returns or billed to Borrower have been paid, and Borrower maintains adequate reserves and accruals in respect of all such federal, state and other taxes, assessments and withholdings. There are no assessments pending against Borrower for any taxes or withholdings, and Borrower knows of no basis therefor.

            5.7 Except with respect to Residential Funding Corporation, as reported by UCAP in the reports that it files with the SEC, or as otherwise reported in writing to Lender, the obligations of Borrower under this Agreement and the Note are not currently subordinated in right of payment to any other obligations of Borrower.

            5.8 No event has occurred and is continuing which is, or which with the giving of notice or lapse of time or both would be, an Event of Default (as defined in Section 8 below).

      6.    AFFIRMATIVE COVENANTS.

            Borrower covenants and agrees that, so long as it may borrow under this Agreement or so long as any indebtedness remains outstanding under the Loan or under the Note, Borrower shall:

            6.1 Maintain its books, accounts and records in accordance with generally accepted accounting principles and shall permit any person or entity designated in writing by Lender to visit and inspect any of its properties, books and financial records, and to make copies thereof.

            6.2 Pay and discharge all taxes, assessments, fees, withholdings and other governmental charges or levies imposed upon it or upon its income and profits, or upon any property belonging to it, prior to the date on which penalties attached thereto, unless the legality thereof shall be promptly and actively contested in good faith by appropriate proceedings.

            6.3 Promptly notify Lender in writing of the occurrence of any Event of Default or of any pending or threatened litigation claiming damages in any amount seeking relief that, if granted, would materially adversely affect the financial condition or business operations of Borrower.

      7.    NEGATIVE COVENANTS.

            Borrower covenants and agrees that, without the prior written consent of Lender, so long as it may borrow under this Agreement or so long as any indebtedness remains outstanding under the Loan or under the Note, Borrower shall not:

            7.1 Use any proceeds of the Loan except for purposes of working capital or as otherwise agreed to in writing by Lender.

            7.2 Merge, consolidate or enter into a partnership or joint venture with any other person or entity; or sell, lease, transfer or otherwise dispose of all or any substantial portion of its assets, except in the ordinary course of business.

            7.3 Guarantee or become contingently liable for any obligation or indebtedness of any other person or entity, except that Borrower may endorse negotiable instruments for collection in the ordinary course of business, including with respect to those sources of financing disclosed pursuant to
Section 5.7.

            7.4 Make any loans, advances or extensions of credit to any person or entity, except in the ordinary course of business, and including with respect to those sources of financing disclosed pursuant to Section 5.7.

            7.5 Grant any lien on or security interest in, or otherwise encumber, any of its properties or assets, except for liens for taxes not yet due and payable or which are being actively contested in good faith by appropriate proceedings and for which adequate reserves are being maintained by Borrower and those liens disclosed to Lender by Borrower in writing prior to the execution of this Agreement, and including those sources of financing disclosed pursuant to Section 5.7, Borrower shall not permit to exist any lien, security interest or other encumbrance on any of the Collateral.

      8. EVENTS OF DEFAULT. Borrower will be deemed to be in default (an "Event of Default") if (a) any principal, interest or other monetary sum due under the
Note is not paid within five days from the date when due and Lender shall have given notice of such failure to Borrower and such failure shall not have been cured by Borrower within fifteen (15) days from the delivery of such notice (an "Event of Default"); (b) Borrower materially breaches any representation, warranty or covenant contained in this Agreement and fails to cure such breach within thirty (30) days from delivery of notice of such breach; (c) Borrower fails to pay when due any payment of principal or interest due on any other obligation for money borrowed in excess of $5,000, and such default continues beyond any grace period; (d) Any judgment or order for the payment of money in excess of $10,000.00, is entered against Borrower, unless the same shall be (i) fully covered by insurance and the issuer of the applicable policy shall have acknowledged full coverage in writing within thirty (30) days of judgment, or
(ii) vacated, stayed, bonded, paid or discharged within a period of thirty (30) days from the date of such judgment or order; (e) Borrower or Guarantor shall take any action to make an assignment for the benefit of creditors, or petitioning or taking any action to petition any tribunal for the appointment of a custodian, receiver or any trustee for it or a substantial part of its assets, or commencing or taking any action to commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or debtor relief law or statute of any jurisdiction, whether now or hereafter in effect, including, without limitation, any chapter of the federal Bankruptcy Code; or, if there shall have been filed or commenced against Borrower or Guarantor any such petition, application or proceeding which is not dismissed within sixty (60) days or in which an order for relief is entered; or should Borrower or Guarantor by any act or omission indicate its approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties; or should Borrower or Guarantor suffer to exist any such custodianship, receivership or trusteeship; (f) Borrower or Guarantor conceals, removes, or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or making or suffering a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or making any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or suffering or permitting, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings or distraint which is not vacated within 30 days after the date thereof; or (g) the dissolution, cessation of business, or insolvency of Borrower or Guarantor.

      9. REMEDIES OF LENDER UPON DEFAULT. Upon an Event of Default, Lender will have, in addition to its rights and remedies under the Note, full recourse against any assets of Borrower, and may pursue any legal or equitable remedies that are available to Lender, and may declare the entire unpaid principal amount of this Note and all unpaid accrued interest under the Note to be immediately due and payable in full.

      10. WAIVER. Any waiver of any of the terms of this Agreement by Lender shall not be construed as a waiver of any other terms of this Agreement, and no waiver shall be effective unless made in writing. The failure of Lender to exercise any right with respect to the declaration of any default shall not be deemed or construed to constitute a waiver by, or to preclude Lender from exercising any right with respect to such default at a later date or with respect to any subsequent default by Borrower.

      11. NOTICES. Any notices required or permitted to be given pursuant to any of the Loan Documents shall be in writing and shall be deemed given (i) in the case of personal delivery or delivery by telecopy, on the date of such delivery, or (ii) in the case of dispatch by international overnight courier, two business days following such dispatch, to the address or facsimile number set forth in
Section 12.3 hereof. If either party desires to change the address or facsimile number to which notices are to be sent it shall do so in writing and deliver the same to the other party in accordance with the notice provisions set forth above.

      12.   MISCELLANEOUS.

            12.1 PARTIES. This Agreement is made solely among Borrower, Lender and UCAP, and no other person shall have any right of action hereunder. The parties expressly agree that no person shall be a third-party beneficiary to this Agreement.

            12.2 PERSONS AUTHORIZED TO REQUEST ADVANCES FROM LENDER:

                                                     ---------------------
                                                     ---------------------
                                                     ---------------------

            Or such other persons as may be evidenced by written notice and accompanied by an incumbency certificate from the Borrower reflecting such persons authority to make such requests from time tot time.

            12.3 ADDRESSES FOR NOTICES: All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or recognized overnight courier service, to the address listed below or at such other address or addresses as shall have been furnished in writing by such party:

           (a)      if to the Borrower:      United Capital Mortgage Corporation
                                             14001 East Iliff Avenue, Suite 701
                                             Denver, CO 80014
                                             Facsimile: (303) 696-6369
                                             Attn: _______________________


           (b)                               if to the  Lender:
                                             Absolute    Return
                                             Europe Fund, Ltd.

                                             Facsimile:
                                                        -----------------------
                                             Attn:
                                                   ----------------------------

                                             Mr. Florian Homm
                                             C'an Girasol
                                             Cami de Sarria 63
                                             07010 Establiments
                                             Palma de Mallorca, Spain

            12.4 ENTIRE AGREEMENT. This Agreement, the Note, and the Loan Documents constitute the entire agreement and understanding among the parties with respect to the subject matter thereof and supersede any prior understandings or agreements of the parties with respect to such subject matter.

            12.5 ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any rights or obligations hereunder shall be assignable by Borrower by operations of law or otherwise, without the prior express written consent of Lender, and any purported assignment made in contravention hereof shall be void.

            12.6 GOVERNING LAW. This Agreement and each of the Loan Documents shall be construed in accordance with and governed by the laws of the State of Colorado.

            12.7 TIME. Time is of the essence hereof.

            12.8 TERMINATION. Borrower may terminate this Agreement at any time by written notice to Lender accompanied with payment of all accrued interest and outstanding principal.

            12.9 SEVERABILITY. If any term or provision of this Agreement or any other Loan Document, or the application thereof to any circumstance, shall be invalid, illegal or unenforceable to any extent, such term or provision shall not invalidate or render unenforceable any other term or provision of this Agreement or any other Loan Document, or the application of such term or provision to any other circumstance. To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any term or provision hereof invalid or unenforceable in any respect.



                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

                    BORROWER:

                    United Capital Mortgage Corporation, an Arkansas corporation


                    By: /s/ Colleen Brewer
                       -------------------------------
                    Name: Colleen Brewer
                    Its: Investment Advisor, Principal




                    LENDER:

                    Absolute Return Europe Fund, Ltd.


                    By: /s/ Florian Homm
                       -------------------------------
                    Name: Florian Homm
                    Its: Investment Advisor, Principal



                    /s/ Florian Homm
                    -----------------------------------
                    Florian Homm, Individually



Acknowledged and Agreed
for purposes of Articles 3 & 4

UCAP Incorporated, a Colorado corporation

By: /s/ Colleen Brewer
   -------------------
Name: Colleen Brewer
Its: Chief Financial Officer